                                                                       EXHIBIT 4



THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF CALIFORNIA OR ANY OTHER STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE


NUMBER       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE      SHARES
 C1                            FEBRUARY 2, 1999                      7,500,000

                             I.T. TECHNOLOGY, INC.

100,000,000 SHARES COMMON STOCK              25,000,000 SHARES PREFERRED STOCK
  $.001 PAR VALUE EACH                             $.001 PAR VALUE EACH

THIS CERTIFIES THAT          IS THE REGISTERED HOLDER OF SHARES OF
THE COMMON STOCK OF

                             I.T. TECHNOLOGY, INC.

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.
     This certificate and the shares represented thereby shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this certificate to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
     Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the By-laws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

     DATED:




_____________________________                         _______________________
      CHIEF EXECUTIVE OFFICER                                       SECRETARY